Exhibit 23.1

         CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

To: Hesperia Holding, Inc.

         As independent registered certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of our report dated February 20, 2004 relating to the consolidated financial statements of Hesperia Holding, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
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    Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
November 22, 2004